Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-276248 on Form S-3 and Registration Statement No. 333-281484 on Form S-8 of our reports dated March 2, 2026, relating to the consolidated financial statements of Chiron Real Estate Inc. and subsidiaries (“the Company”), and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Mclean, Virginia

March 2, 2026